EXHIBIT 99.1

MKS Instruments Reports First Quarter 2020 Financial Results

•	Quarterly revenue of $536 million, up 7% sequentially and up 16% year-over-year

•	Quarterly Non-GAAP net earnings of $85 million, or $1.54 per diluted share

•	Quarterly GAAP net income of $69 million, or $1.25 per diluted share

Andover, MA, April 28, 2020 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported first quarter 2020 financial results.

“I could not be more proud of the dedication, resilience and hard work of the MKS team during such a challenging time,” said John TC Lee, President and Chief Executive Officer. “From the onset of the global COVID-19 crisis, our team took swift action to ensure the safety and well-being of our global workforce – which remains our top priority. We also remained steadfast in delivering on our customer commitments and overcoming the disruptions across our factories and global supply chain.”

Mr. Lee added, “Our first quarter outlook did not factor in any disruptions from the COVID-19 pandemic, and yet we were still able to deliver quarterly revenue at the high-end of our guidance range. This is a testament to our broad and differentiated portfolio, the diverse and essential markets we serve, and our world-class operational execution. Order rates remain strong in the second quarter; however, the impact of shelter-in-place directives at our facilities and those of our suppliers around the world are expected to impact our second quarter revenue. We remain excited about the long-term opportunity in the markets we serve, and our role as a critical technology enabler.”

“Our top-line growth exceeded our expectations, driven by strong sequential revenue growth of 15% in our Semiconductor Market, while revenue in our Advanced Markets declined a modest 2%. Excluding our Research market, which was negatively impacted by university and research lab closures caused by COVID-19, our Advanced Markets revenue would have grown sequentially,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer.

Mr. Bagshaw added, “Our balance sheet and liquidity position remain strong. We ended the quarter with cash and short-term investments of $503 million, which reflects the previously announced $50 million voluntary debt prepayment on January 24th, and our net leverage ratio exiting the quarter reduced further to 0.8 times. Moreover, we have an additional $100 million available to us under an asset backed line of credit, subject to certain borrowing base requirements.”

Second Quarter 2020 Outlook

Based on current business levels, the Company expects that revenue in the second quarter of 2020 could range from $450 million to $520 million. At these volumes, GAAP net income could range from $0.62 to $1.10 per diluted share and non-GAAP net earnings could range from $0.90 to $1.38 per diluted share.

Conference Call Details

A conference call with management will be held on Wednesday, April 29, 2020 at 8:30 a.m. (Eastern Time). To access a live webcast of the conference call and related presentation materials management will refer to during the call, visit MKS’ website at www.mksinst.com and click on the Company – Investor Relations – Investor Overview. The webcast and related presentation materials will be listed in the calendar of events. To participate by telephone, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and provide the operator with Conference ID (6892300), and access the presentation materials on MKS’ website. Participants are asked to access the live webcast or dial in at least 15 minutes in advance to ensure a timely connection. An archive of the webcast and related presentation materials will be available on MKS’ website.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery, vacuum technology, lasers, photonics, optics, precision motion control, vibration control and laser-based manufacturing systems solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, research and defense. Additional information can be found at www.mksinst.com.

Use of Non-GAAP Financial Results

This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). These Non-GAAP measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our U.S. GAAP results and the “Notes on our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Q1 2020	Q4 2019
Net revenues	$536	$500

GAAP Financial Measures
Operating margin	16.8%	13.2%
Net income	$69	$43
Diluted EPS	$1.25	$0.77

Non-GAAP Financial Measures
Operating margin	20.5%	18.4%
Net earnings	$85	$66
Diluted EPS	$1.54	$1.20

First Quarter 2020 Financial Results

Net revenues in the first quarter of 2020 were $536 million, an increase of 7% from $500 million in the fourth quarter of 2019, and an increase of 16% from $464 million in the first quarter of 2019. The increase in net revenues was driven largely by increased demand from customers in the Semiconductor Market. Net revenues in the Semiconductor Market were $313 million in the first quarter of 2020, a sequential increase of 15%. Net revenues in Advanced Markets were $223 million in the first quarter of 2020, a sequential decrease of 2%, and were adversely affected by university and research lab closures caused by COVID-19.

Net income in the first quarter of 2020 was $69 million, or $1.25 per diluted share, compared to net income of $43 million, or $0.77 per diluted share, in the fourth quarter of 2019, and $13 million, or $0.23 per diluted share, in the first quarter of 2019.

Net income in the first quarter of 2020 included acquisition and integration costs of $2 million associated with the acquisition of Electro Scientific Industries, Inc., (“ESI”), $0.4 million of restructuring and other costs and $1.2 million of an asset impairment charge.

Non-GAAP net earnings, which exclude special charges and credits, were $85 million, or $1.54 per diluted share, in the first quarter of 2020, compared to $66 million, or $1.20 per diluted share, in the fourth quarter of 2019, and $61 million or $1.12 per diluted share, in the first quarter of 2019.

Additional Financial Information

At March 31, 2020, the Company had $503 million in cash and short-term investments, $840 million of secured term loan principal outstanding and $100 million of incremental borrowing capacity under an asset-based line of credit, subject to certain borrowing base requirements. During the first quarter of 2020, the Company paid a cash dividend of $11 million or $0.20 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS. These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, fluctuations in sales to our major customers, the impact of the COVID-19 pandemic on the global economy and financial markets, including any restrictions on MKS’ operations and the operations of MKS’ customers and suppliers resulting from public health requirements and government mandates, the terms of our term loan, competition from larger or more established companies in MKS’ markets; MKS’ ability to successfully grow ESI’s business; the challenges, risks and costs involved with integrating the operations of the companies we have acquired, the Company’s ability to successfully grow our business, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Quarter Ended
	March 31,	March 31,	December 31,
	2020	2019	2019
Net revenues:
Products	$461.2	$397.4	$426.5
Services	74.5	66.2	73.2

Total net revenues	535.7	463.6	499.7
Cost of revenues:
Products	256.1	229.7	241.3
Services	40.0	35.8	42.1

Total cost of revenues	296.1	265.5	283.4
Gross profit	239.6	198.1	216.3
Research and development	42.4	38.9	41.7
Selling, general and administrative	87.2	82.5	82.5
Acquisition and integration costs	2.2	30.2	1.8
Restructuring and other	0.4	1.9	2.3
Fees and expenses related to Term Loan	—	5.8	0.1
Amortization of intangible assets	16.3	15.7	17.1
Asset impairments	1.2	—	4.7

Income from operations	89.9	23.1	66.1
Interest income	0.7	1.7	1.0
Interest expense	8.9	9.1	8.8
Other expense (income), net	0.4	0.3	3.1

Income before income taxes	81.3	15.4	55.2
Provision for income taxes	12.2	2.9	12.5

Net income	$69.1	$12.5	$42.7

Net income per share:
Basic	$1.26	$0.23	$0.78
Diluted	$1.25	$0.23	$0.77
Cash dividends per common share	$0.20	$0.20	$0.20
Weighted average shares outstanding:
Basic	54.9	54.1	55.0
Diluted	55.2	54.8	55.4

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	March 31,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$442.0	$414.6
Short-term investments	61.4	109.4
Trade accounts receivable, net	381.0	341.1
Inventories	474.2	462.1
Other current assets	98.0	106.3

Total current assets	1,456.6	1,433.5
Property, plant and equipment, net	238.2	241.9
Right-of-use asset	127.1	64.5
Goodwill	1,056.4	1,058.5
Intangible assets, net	547.7	564.6
Long-term investments	6.0	5.8
Other assets	42.9	47.5

Total assets	$3,474.9	$3,416.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$14.3	$12.1
Accounts payable	110.7	88.4
Accrued compensation	82.8	100.9
Income taxes payable	14.7	15.4
Lease liability	18.2	20.6
Deferred revenue and customer advances	21.9	21.5
Other current liabilities	59.0	58.8

Total current liabilities	321.6	317.7
Long-term debt, net	820.4	871.7
Non-current deferred taxes	71.6	72.4
Non-current accrued compensation	42.3	43.9
Non-current lease liability	111.6	44.8
Other liabilities	54.9	42.5

Total liabilities	1,422.4	1,393.0

Stockholders’ equity:
Common stock	0.1	0.1
Additional paid-in capital	852.4	864.3
Retained earnings	1,239.3	1,181.2
Accumulated other comprehensive loss	(39.3)	(22.3)

Total stockholders’ equity	2,052.5	2,023.3

Total liabilities and stockholders’ equity	$3,474.9	$3,416.3

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	March 31,	March 31,	December 31,
	2020	2019	2019
Cash flows from operating activities:
Net income	$69.1	$12.5	$42.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28.4	25.2	30.2
Amortization of inventory step-up adjustment to fair value	—	5.1	—
Amortization of debt issuance costs and original issue discount	1.1	1.2	0.5
Stock-based compensation	8.5	27.8	7.1
Provision for excess and obsolete inventory	6.2	5.1	6.1
Provision for doubtful accounts	0.2	(0.4)	(0.9)
Deferred income taxes	0.6	(2.4)	4.9
Asset impairments	1.2	—	4.7
Other	(0.1)	—	0.5
Changes in operating assets and liabilities	(40.3)	(45.0)	(18.5)

Net cash provided by operating activities	74.9	29.1	77.3

Cash flows provided by (used in) investing activities:
Acquisition of business, net of cash acquired	—	(988.6)	—
Purchases of investments	(30.2)	(44.2)	(75.0)
Maturities of investments	49.5	18.6	49.2
Sales of investments	28.7	154.5	4.5
Proceeds from sale of assets	—	0.1	0.9
Purchases of property, plant and equipment	(10.0)	(14.5)	(19.1)

Net cash provided by (used in) investing activities	38.0	(874.1)	(39.5)

Cash flows used in (provided by) financing activities:
Net proceeds from short and long-term borrowings	12.1	638.6	—
Payments on short-term borrowings	(9.9)	(0.2)	(1.5)
Payments of long-term borrowings	(52.3)	—	(2.2)
Dividend payments	(11.0)	(10.8)	(10.9)
Net (payments) proceeds related to employee stock awards	(20.4)	(9.0)	0.7

Net cash (used in) provided by financing activities	(81.5)	618.6	(13.9)

Effect of exchange rate changes on cash and cash equivalents	(4.0)	0.1	4.4

Increase (decrease) in cash and cash equivalents	27.4	(226.3)	28.3

Cash and cash equivalents at beginning of period	414.6	644.3	386.3

Cash and cash equivalents at end of period	$442.0	$418.0	$414.6

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Quarter Ended
	March 31,	March 31,	December 31,
	2020	2019	2019
Net income	$69.1	$12.5	$42.7
Acquisition and integration costs (Note 1)	2.2	30.2	1.8
Acquisition inventory step-up (Note 2)	—	5.1	—
Fees and expenses related to Term Loan (Note 3)	—	5.8	0.1
Amortization of debt issuance costs (Note 4)	0.9	0.6	0.2
Restructuring and other (Note 5)	0.4	1.9	2.3
Amortization of intangible assets	16.3	15.7	17.1
Asset impairments (Note 6)	1.2	—	4.7
Windfall tax (benefit) expense on stock-based compensation (Note 7)	(0.9)	(1.3)	(0.3)
Tax reform adjustments (Note 8)	—	—	(2.9)
Tax cost on the inter-company sale of an asset (Note 9)	—	—	5.4
Tax effect of pro-forma adjustments	(4.3)	(9.2)	(4.8)

Non-GAAP net earnings (Note 10)	$84.9	$61.3	$66.3

Non-GAAP net earnings per diluted share (Note 10)	$1.54	$1.12	$1.20

Weighted average diluted shares outstanding	55.2	54.8	55.4

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Quarter Ended
	March 31,	March 31,	December 31,
	2020	2019	2019
Gross profit	$239.6	$198.1	$216.3
Acquisition inventory step-up (Note 2)	—	5.1	—

Non-GAAP gross profit (Note 11)	$239.6	$203.2	$216.3

Non-GAAP gross margin (Note 11)	44.7%	43.8%	43.3%

Operating expenses	$149.7	$175.0	$150.2
Acquisition and integration costs (Note 1)	2.2	30.2	1.8
Fees and expenses related to Term Loan (Note 3)	—	5.8	0.1
Amortization of intangible assets	16.3	15.7	17.1
Restructuring and other (Note 5)	0.4	1.9	2.3
Asset impairments (Note 6)	1.2	—	4.7

Non-GAAP operating expenses (Note 12)	$129.6	$121.4	$124.2

Income from operations	$89.9	$23.1	$66.1
Acquisition inventory step-up (Note 2)	—	5.1	—
Acquisition and integration costs (Note 1)	2.2	30.2	1.8
Fees and expenses related to Term Loan (Note 3)	—	5.8	0.1
Restructuring and other (Note 5)	0.4	1.9	2.3
Amortization of intangible assets	16.3	15.7	17.1
Asset impairments (Note 6)	1.2	—	4.7

Non-GAAP income from operations (Note 13)	$110.0	$81.8	$92.1

Non-GAAP operating margin percentage (Note 13)	20.5%	17.6%	18.4%

Interest expense	$8.9	$9.1	$8.8
Amortization of debt issuance costs (Note 4)	0.9	0.6	0.2

Non-GAAP interest expense	$8.0	$8.5	$8.6

Net income	$69.1	$12.5	$42.7
Interest expense, net	8.2	7.4	7.8
Provision for income taxes	12.2	2.9	12.5
Depreciation	12.1	9.5	11.7
Amortization	16.3	15.7	17.1

EBITDA (Note 14)	$117.9	$48.0	$91.8

Stock-based compensation	8.0	9.3	7.2
Acquisition and integration costs (Note 1)	2.2	30.2	1.8
Acquisition inventory step-up (Note 2)	—	5.1	—
Fees and expenses related to Term Loan (Note 3)	—	5.8	0.1
Restructuring and other (Note 5)	0.4	1.9	2.3
Asset impairments (Note 6)	1.2	—	4.7
Other adjustments	—	3.3	—

Adjusted EBITDA (Note 15)	$129.7	$103.6	$107.9

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended March 31, 2020			Three Months Ended December 31, 2019
	Income Before	Provision (benefit)	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$81.3	$12.2	15.0%	$55.2	$12.5	22.6%
Acquisition and integration costs (Note 1)	2.2	—		1.8	—
Fees and expenses related to Term Loan (Note 3)	—	—		0.1	—
Amortization of debt issuance costs (Note 4)	0.9	—		0.2	—
Restructuring and other (Note 5)	0.4	—		2.3	—
Amortization of intangible assets	16.3	—		17.1	—
Asset impairments (Note 6)	1.2	—		4.7	—
Windfall tax (benefit) expense on stock-based compensation (Note 7)	—	0.9		—	0.3
Tax reform adjustments (Note 8)	—	—		—	2.9
Tax cost on the inter-company sale of an asset (Note 9)	—	—		—	(5.4)
Tax effect of pro-forma adjustments	—	4.3		—	4.8

Non-GAAP	$102.3	$17.4	17.0%	$81.4	$15.1	18.6%

	Three Months Ended March 31, 2019
	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate
GAAP	$15.4	$2.9	18.8%
Acquisition and integration costs (Note 1)	30.2	—
Acquisition inventory step-up (Note 2)	5.1	—
Fees and expenses related to Term Loan (Note 3)	5.8	—
Amortization of debt issuance costs (Note 4)	0.6	—
Restructuring and other (Note 5)	1.9	—
Amortization of intangible assets	15.7	—
Windfall tax (benefit) expense on stock-based compensation (Note 7)	—	1.3
Tax effect of pro-forma adjustments	—	9.2

Non-GAAP	$74.7	$13.4	18.0%

MKS Instruments, Inc.

Reconciliation of Q2-20 Guidance – GAAP Net Income to Non-GAAP Net Earnings

(In millions, except per share data)

	Three Months Ended June 30, 2020
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$34.5	$0.62	$61.0	$1.10
Amortization	13.9	0.25	13.9	0.25
Deferred financing costs	0.2	—	0.2	—
Integration costs	0.1	—	0.1	—
Restructuring and other costs	5.3	0.10	5.3	0.10
Tax effect of adjustments (Note 16)	(4.0)	(0.07)	(4.0)	(0.07)

Non-GAAP net earnings	$50.0	$0.90	$76.5	$1.38

Estimated weighted average diluted shares outstanding		55.4		55.4

MKS Instruments, Inc.

Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Note 1: Acquisition and integration costs during the three months ended March 31, 2020, December 31, 2019 and March 31, 2019 related to our acquisition of Electro Scientific Industries, Inc. (“ESI”) which closed on February 1, 2019.

Note 2: Cost of revenues during the three months ended March 31, 2019 includes the amortization of the step-up of inventory to fair value as a result of the ESI acquisition.

Note 3: We recorded fees and expenses during the three months ended December 31, 2019 related to Amendment No. 6 to our Term Loan Credit Agreement. We also recorded fees and expenses during the three months ended March 31, 2019 related to Amendment No. 5 to our Term Loan Credit Agreement.

Note 4: We recorded additional interest expense during the three months ended March 31, 2020, December 31, 2019 and March 31, 2019 as a result of amortization of debt issuance costs related to our Term Loan Credit Agreement and our ABL Credit Agreement.

Note 5: Restructuring and other costs during the three months ended March 31, 2020 resulted primarily from duplicate facility costs attributed to entering into new facility leases offset by an insurance reimbursement for costs recorded on a legal settlement. Restructuring costs recorded during the three months ended December 31, 2019 resulted primarily from the pending closure of a facility in Europe. Restructuring costs recorded during the three months ended March 31, 2019 consisted primarily of severance costs related to an organization-wide reduction in workforce. In the three months ended March 31, 2019, we also recorded a legal settlement.

Note 6: During the three months ended March 31, 2020, we recorded an asset impairment charge as a result of the write-down of long-lived assets related to the pending closure of a facility. During the three months ended December 31, 2019, we recorded an impairment charge related to a minority interest investment in a private company.

Note 7: We recorded windfall tax expenses (benefits) during the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, on the vesting of stock-based compensation.

Note 8: We recorded tax adjustments resulting from additional guidance provided by tax authorities with respect to the 2017 U.S. tax reforms.

Note 9: We recorded taxes on the inter-company sales of assets during the three months ended December 31, 2019.

Note 10: Non-GAAP net earnings and Non-GAAP net earnings per diluted share amounts exclude acquisition and integration costs, amortization of the step-up of inventory to fair value, fees and expenses related to repricings and amendments of our secured term loan, amortization of debt issuance costs, restructuring and other costs, amortization of intangible assets, asset impairments, windfall tax adjustments related to stock compensation expense, tax reform adjustments, tax costs on the inter-company sale of an asset and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 11: The Non-GAAP gross profit amount and Non-GAAP gross margin exclude amortization of the step-up of inventory to fair value.

Note 12: Non-GAAP operating expenses exclude acquisition and integration costs, fees and expenses related to repricings of our secured term loan, restructuring and other costs, amortization of intangible assets and asset impairments.

MKS Instruments, Inc.

Notes on Our Non-GAAP Financial Information

Note 13: Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition and integration costs, amortization of the step-up of inventory to fair value, fees and expenses related to repricings and amendments of our secured term loan, restructuring and other costs, amortization of intangible assets and asset impairments.

Note 14: EBITDA excludes net interest, income taxes, depreciation and amortization of intangible assets.

Note 15: Adjusted EBITDA excludes from EBITDA, stock-based compensation, acquisition and integration costs, amortization of the step-up of inventory to fair value, fees and expenses related to repricings and amendments of our secured term loan, restructuring and other costs, asset impairment and other adjustments as defined in our Term Loan Credit Agreement.

Note 16: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.